Exhibit 99.1

NV5 ANNOUNCES EXCEPTIONAL FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS; ISSUES 2018 GUIDANCE

Hollywood, FL – March 8, 2018 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the fourth quarter and year ended December 30, 2017.

Fourth Quarter 2017 Financial Highlights

●	Total Revenues for the quarter were $95.1 million, an increase of 48% year-over-year. Gross Revenues – GAAP for the quarter were $94.0 million, an increase of 49% year-over-year.
●	Net Revenues for the quarter were $73.2 million, an increase of 43% year-over-year
●	Organic revenue growth in the fourth quarter of 2017 was 6%.
●	EBITDA for the quarter was $11.8 million or 16% of Net Revenues, compared to $7.0 million or 14% of Net Revenues in the fourth quarter of 2016.
●

Fourth quarter of 2017 net income and earnings per share reflect a one-time tax benefit of approximately $5.9 million reflecting the impact from the enactment on December 22, 2017 of the Tax Cuts and Jobs Act of 2017 (“2017 Tax Reform”).

●

Net Income for the quarter was $11.5 million, a 250% increase from $3.3 million in the fourth quarter of 2016. Excluding the impact of the 2017 Tax Reform Net Income would have been $5.6 million, an increase of 71% compared to the fourth quarter of 2016.

●

Adjusted EPS for the quarter was $1.26 per diluted share, an increase of 207% from $0.41 per diluted share in the fourth quarter of 2016. Excluding the impact of the 2017 Tax Reform Adjusted EPS would have been $0.71 per share, an increase of 73% compared to the fourth quarter of 2016.

●

GAAP EPS for the quarter was $1.06 per diluted share over 10.9 million shares, an increase of 242% from $0.31 per diluted share over 10.5 million shares in the fourth quarter of 2016. Excluding the impact of the 2017 Tax Reform GAAP EPS would have been $0.51 per share, an increase of 65% compared to the fourth quarter of 2016.

●	Backlog was $296 million as of December 30, 2017, a 34% increase from $221 million as of December 31, 2016.

“We are very pleased to announce an exceptional performance of our fourth quarter and Full Year 2017 results and we are looking forward to increased organic, acquisition and strategic growth for 2018. Our success in the fourth quarter and Full Year 2017 was reflected in our strong backlog, profitability, and substantial growth in our strategic geographic presence and service offerings,” said Dickerson Wright, PE Chairman and CEO of NV5. “Our fourth quarter revenues were the highest of any quarter. This is noteworthy as the fourth quarter is typically our second slowest quarter based on seasonality. In the fourth quarter, revenues increased 48%, EBITDA increased 70% and Net Income increased 250%. In the Full Year 2017, revenues increased 48%, EBITDA increased 61%, and Net Income increased 107%. Our acquisition pipeline is very strong and we are pleased with the management structure we have in place to ensure operational growth in both our Infrastructure and Buildings, Technology and Sciences groups.”

Total Revenues for the fourth quarter of 2017 were $95.1 million, a 48% increase from the fourth quarter of 2016. Total Revenues includes intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the fourth quarter of 2017 were $94.0 million, a 49% increase from the fourth quarter of 2016. Net Revenues for the fourth quarter of 2017 were $73.2 million, an increase of 43% from the fourth quarter of 2016.

EBITDA for the fourth quarter of 2017 was $11.8 million or 16% of Net Revenues, an increase of 70% from $7.0 million or 14% of Net Revenues for the fourth quarter of last year.

Adjusted EPS for the fourth quarter of 2017 was $1.26 per diluted share compared to $0.41 per diluted share in the fourth quarter of 2016. Excluding the impact of the 2017 Tax Reform Adjusted EPS would have been $0.71 per share, an increase of 73% compared to the fourth quarter of 2016. Net Income for the fourth quarter of 2017 was $11.5 million, resulting in GAAP EPS of $1.06 per diluted share, compared to net income of $3.3 million, or $0.31 per diluted share in the fourth quarter of 2016. Excluding the impact of the 2017 Tax Reform Net Income would have been $5.6 million and GAAP EPS would have been $0.51 per share.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 10,867,713 for the fourth quarter of 2017, compared to weighted-average shares outstanding of 10,507,542 for the fourth quarter of 2016.

Full Year 2017 Financial Highlights

●

Full Year 2017 Total Revenues were $337.5 million, an increase of 48% from Full Year 2016 Total Revenues of $228.7 million. Gross Revenues – GAAP were $333.0 million for Full Year 2017, an increase of 49% from $223.9 million in Full Year 2016.

●	Net Revenues for Full Year 2017 were $268.3 million, an increase of 48% from $181.5 million in Full Year 2016.
●	Organic revenue growth for Full Year 2017 was 5%.
●	Full Year 2017 Gross Margin was 50% compared to 48% for the Full Year 2016.
●	EBITDA for Full Year 2017 was $39.7 million, or 15% of Net Revenues, compared to $24.6 million or 14% of Net Revenues in 2016.
●	Full Year 2017 Net Income and earnings per share reflect a one-time tax benefit of approximately $5.9 million reflecting the impact of 2017 Tax Reform.
●

Net Income was $24.0 million, an increase of 107% from $11.6 million for Full Year 2016. Excluding the impact of the 2017 Tax Reform Net Income would have been $18.1 million, an increase of 56% compared to Full-Year 2016.

●

Adjusted EPS for Full Year 2017 was $2.93 per diluted share, an increase of 92% from $1.53 per diluted share for Full Year 2016. Excluding the impact of the 2017 Tax Reform Adjusted EPS would have been $2.38 per share, an increase of 56% compared to the Full Year 2016.

●

GAAP EPS for Full Year 2017 was $2.23 over 10.8 million shares, an increase of 83%. compared to $1.22 per diluted share over 9.5 million shares for Full Year 2016. Excluding the impact of the 2017 Tax Reform GAAP EPS would have been $1.68 per share, an increase of 38% compared to the Full Year 2016.

Total Revenues for 2017 were $337.5 million, a 48% increase from 2016. Total Revenues include intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for Full Year 2017 were $333.0 million, a 49% increase from 2016. Net Revenues for Full Year 2017 were $268.3 million, an increase of 48% from 2016.

Gross Margin for the Full Year 2017 was 50% compared to 48% for 2016, which is the result of increased use of our billable professional employees and reduced use of sub-consultants to perform services.

EBITDA for 2017 was $39.7 million or 15% of Net Revenues, an increase of 61% compared to $24.6 million or 14% of Net Revenues for 2016.

Adjusted EPS for 2017 was $2.93 per diluted share versus $1.53 per diluted share for 2016. Excluding the impact of the 2017 Tax Reform Adjusted EPS would have been $2.38 per share, an increase of 56% compared to the Full Year 2016. Net Income for 2017 was $24.0 million, resulting in GAAP EPS of $2.23 per diluted share, compared to Net Income of $11.6 million, or $1.22 per diluted share for 2016. Excluding the impact of the 2017 Tax Reform Net Income would have been $18.1 million, $2.38 per diluted share and GAAP EPS would have been $1.68 per share for the Full-Year 2017.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 10,777,806 for the Full Year 2017, compared to weighted-average shares outstanding of 9,540,051 for 2016.

At December 30, 2017, our cash and cash equivalents were $18.8 million compared to $35.7 million as of December 31, 2016.

At December 30, 2017, the Company reported backlog of $296 million, an increase of 34% from $221 million as of December 31, 2016.

2018 Outlook

The Company is initiating guidance for Full Year 2018 Gross Revenues, Net Revenues, Adjusted EPS and GAAP EPS, including the impact of acquisitions closed through February 28, 2018. The Company expects Gross Revenues will range from $370 million to $405 million, which represents an increase of 11% to 22% from 2017 Total Revenues of $333 million. Net Revenues is expected to range from $296 million to $324 million, which represents an increase of 10% to 21% from 2017 Net Revenues of $268 million. The Company expects that Full-Year 2018 Adjusted EPS will range from $2.92 per share to $3.21 per share, an increase of 23% to 35%. Furthermore, the Company expects that Full Year 2018 GAAP EPS will range from $2.20 per share to $2.47 per share. This guidance for Total Revenues, Net Revenues, Adjusted EPS and GAAP EPS excludes anticipated acquisitions for the remainder of 2018.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of using a third-party sub-consultant. Therefore, the Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provide a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS is provided at the end of this news release.

NV5’s definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share.

Conference Call

NV5 will host a conference call to discuss its fourth quarter and Full Year 2017 financial results at 4:30 p.m. (Eastern Time) on March 8, 2018.

Date:	Thursday, March 8, 2018
Time:	4:30 p.m. Eastern
Toll-free dial-in number:	+1 844-348-6875
International dial-in number:	+1 509-844-0152
Conference ID:	2078309
Webcast:	http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure engineering and support services, energy, program management, and environmental solutions. The Company operates out of more than 100 locations nationwide and in Macau, Hong Kong and the UAE. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.

Jenna Carrick

Corporate Affairs Manager

Tel: +1-916-641-9124

Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(Unaudited)

	December 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$18,751	$35,666
Accounts receivable, net of allowance for doubtful accounts of $3,642 and $1,992 as of December 30, 2017 and December 31, 2016, respectively	110,087	75,511
Prepaid expenses and other current assets	2,555	1,874
Total current assets	131,393	113,051
Property and equipment, net	8,731	6,683
Intangible assets, net	65,754	40,861
Goodwill	98,899	59,380
Other assets	1,003	1,511
Total Assets	$305,780	$221,486

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,373	$13,509
Accrued liabilities	18,994	17,316
Income taxes payable	6,102	1,134
Billings in excess of costs and estimated earnings on uncompleted contracts	665	228
Client deposits	197	106
Current portion of contingent consideration	977	564
Current portion of notes payable and other obligations	11,127	10,764
Total current liabilities	56,435	43,621
Contingent consideration, less current portion	913	1,875
Notes payable and other obligations, less current portion	57,430	21,632
Deferred income tax liabilities, net	10,905	6,197
Total liabilities	125,683	73,325

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 10,779,246 and 10,566,528 shares issued and outstanding as of December 30, 2017 and December 31, 2016, respectively	108	106
Additional paid-in capital	125,954	118,026
Retained earnings	54,035	30,029
Total stockholders’ equity	180,097	148,161
Total liabilities and stockholders’ equity	$305,780	$221,486

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Years Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016

Gross revenues	$93,976	$63,022	$333,034	$223,910

Direct costs (excluding depreciation and amortization):
Salaries and wages	27,776	20,222	103,011	73,966
Sub-consultant services	16,452	8,808	50,171	31,054
Other direct costs	4,322	3,101	14,598	11,310
Total direct costs	48,550	32,131	167,780	116,330

Gross Profit	45,426	30,891	165,254	107,580

Operating Expenses:
Salaries and wages, payroll taxes and benefits	23,375	15,011	86,222	55,586
General and administrative	6,816	6,711	26,747	19,351
Facilities and facilities related	3,427	2,209	12,589	8,012
Depreciation and amortization	3,586	1,943	13,128	6,228
Total operating expenses	37,204	25,874	138,686	89,177

Income from operations	8,222	5,017	26,568	18,403

Interest expense	(893)	(36)	(1,935)	(257)

Income before income tax benefit (expense)	7,329	4,981	24,633	18,146
Income tax benefit (expense)	4,176	(1,692)	(627)	(6,539)
Net Income and Comprehensive Income	$11,505	$3,289	$24,006	$11,607

Earnings per share:
Basic	$1.12	$0.33	$2.36	$1.27
Diluted	$1.06	$0.31	$2.23	$1.22

Weighted average common shares outstanding:
Basic	10,243,409	10,015,895	10,178,901	9,125,167
Diluted	10,867,713	10,507,542	10,777,806	9,540,051

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Years Ended
	December 30, 2017	December 31, 2016
Cash Flows From Operating Activities:
Net income	$24,006	$11,607
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,128	6,228
Provision for doubtful accounts	586	138
Stock based compensation	4,011	2,343
Change in fair value of contingent consideration	(832)	201
Loss on disposal property and equipment	35	14
Excess tax benefit from stock based compensation	-	(892)
Deferred income taxes	(11,242)	(1,837)
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(14,713)	(7,681)
Prepaid expenses and other assets	295	920
Accounts payable	(1,495)	3,047
Accrued liabilities	(2,442)	(243)
Income taxes payable	4,969	1,212
Billings in excess of costs and estimated earnings on uncompleted contracts	436	(65)
Client deposits	883	221
Net cash provided by operating activities	17,625	15,213

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(60,633)	(45,811)
Purchase of property and equipment	(2,239)	(985)
Net cash used in investing activities	(62,872)	(46,796)

Cash Flows From Financing Activities:
Proceeds from borrowings from Senior Credit Facility	47,000	-
Proceeds from secondary offering	-	51,319
Payments of borrowings from Senior Credit Facility	(10,500)	-
Payments of secondary offering costs	-	(4,173)
Payments on notes payable	(7,605)	(4,594)
Payments of contingent consideration	(563)	(296)
Excess tax benefit from stock based compensation	-	892
Payments of debt issuance costs	-	(383)
Proceeds from exercise of unit warrant	-	1,008
Net cash provided by financing activities	28,332	43,773

Net (decrease) increase in Cash and Cash Equivalents	(16,915)	12,190
Cash and cash equivalents – beginning of period	35,666	23,476
Cash and cash equivalents – end of period	$18,751	$35,666

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Years Ended
	December 30, 2017	December 31, 2016

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,508	$272
Cash paid for income taxes	$7,607	$7,334

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$908	$1,417
Notes payable and other obligations issued for acquisitions	$9,371	$25,833
Stock issuance for acquisitions	$3,856	$4,239
Payment of contingent consideration with common stock	$63	$162

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES

(Unaudited)

(in thousands)

		Three Months Ended		Years Ended
		December 30,	December 31,	December 30,	December 31,
		2017	2016	2017	2016
Gross Revenues - GAAP		$93,976	$63,022	$333,034	$223,910
Add:	Intercompany revenues in lieu of sub-consultants	1,123	1,171	4,508	4,822
Total Revenues		$95,099	$64,193	$337,542	$228,732

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

(Unaudited)

(in thousands)

		Three Months Ended		Years Ended
		December 30,	December 31,	December 30,	December 31,
		2017	2016	2017	2016
Gross Revenues - GAAP		$93,976	$63,022	$333,034	$223,910
Less:	Sub-consultant services	(16,452)	(8,808)	(50,171)	(31,054)
	Other direct costs	(4,322)	(3,101)	(14,598)	(11,310)
Net Revenues		$73,202	$51,113	$268,265	$181,546

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO EBITDA

(Unaudited)

(in thousands)

		Three Months Ended		Years Ended
		December 30,	December 31,	December 30,	December 31,
		2017	2016	2017	2016
Net Income		$11,505	$3,289	$24,006	$11,607
Add:	Interest expense	893	36	1,935	257
	Income tax expense	(4,176)	1,692	627	6,539
	Depreciation and Amortization	3,586	1,943	13,128	6,228
EBITDA		$11,808	$6,960	$39,696	$24,631

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(Unaudited)

		Three Months Ended		Years Ended
		December 30,	December 31,	December 30,	December 31,
		2017	2016	2017	2016

Net Income - per diluted share		$1.06	$0.31	$2.23	$1.22

Per diluted share adjustments:
Add:	Amortization expense of intangible assets	0.26	0.15	0.96	0.48
	Income tax expense	(0.06)	(0.05)	(0.26)	(0.17)
Adjusted EPS		$1.26	$0.41	$2.93	$1.53

Less:	Impact of 2017 Tax Reform	(0.55)	-	(0.55)	-
Adjusted EPS, excluding impact of 2017 Tax Reform		$0.71	$0.41	$2.38	$1.53